Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acer Therapeutics Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 27, 2023, relating to the financial statements of Acer Therapeutics Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

March 27, 2023